UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

Puerto Rico Residents Bond Fund I

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Bond Fund I

250 Muñoz Rivera Avenue

Suite 1031

American International Plaza, Tenth Floor

San Juan, Puerto Rico 00918

NOTICE OF ADJOURNMENT OF MEETING OF UNITHOLDERS

UNTIL SEPTEMBER 14, 2023

To the Unitholders of the Puerto Rico Residents Bond Fund I:

NOTICE IS HEREBY GIVEN that the Meeting of Unitholders (the “Meeting”) of the Puerto Rico Residents Bond Fund I, a Puerto Rico trust (formerly known as the Puerto Rico Investors Bond Fund and hereinafter referred to as the “Fund”) will be reconvened on September 14, 2023 at 11:00 AM Atlantic Standard Time (11:00 AM Eastern Daylight Time). The Meeting will be reconvened for the following purposes:

1.	To elect two (2) directors of the Fund (PROPOSAL 1); and

2.	To transact such other business as may properly come before the Meeting.

The Meeting was originally convened on August 25, 2023 and was adjourned without transacting any other business to September 14, 2023, to solicit proxies from the Fund’s unitholders to achieve a quorum at the Meeting.

The items mentioned above are discussed in greater detail in the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2023 (the “Proxy Statement”), as supplemented by the attached Amendment No 1. This notice should be read in conjunction with the Proxy Statement.

The Fund has determined that it is in the best interests of the Fund’s unitholders to conduct the Meeting virtually. Any unitholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of Fund shares as of the record date, July 6, 2023, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 PM Eastern Standard Time (5:00 PM Eastern Daylight Time) on September 12, 2023 to register. Please include the Fund’s name in the subject line and provide your name and address in the body of the e-mail. Broadridge will then e-mail you the meeting login information and instructions for attending and voting at the Meeting.

Only unitholders of record at the close of business on July 6, 2023, will be entitled to receive this notice and will be able to vote at the Meeting in accordance with the number of shares of record held in the name of each shareholder on such date.

IT IS IMPORTANT THAT YOUR PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

In San Juan, Puerto Rico, this 25th day of August, 2023.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary

Puerto Rico Residents Bond Fund I Announces Adjournment of Meeting of Unitholders to September 14, 2023

SAN JUAN, Puerto Rico – August 25, 2023 – Puerto Rico Residents Bond Fund I (the “Fund”) today convened and then adjourned the Meeting of Unitholders of the Fund (the “Meeting”) without transacting any other business. The Meeting has been adjourned to be reconvened virtually on Thursday, September 14, 2023, at 11:00 AM Atlantic Standard Time (11:00 AM Eastern Daylight Time).

The transaction of business at the Meeting requires a quorum of more than one-half of the outstanding units of the Fund entitled to vote, represented in person or by proxy. Based on a determination by the inspectors of election, there was no quorum present at the Meeting. Accordingly, the Meeting has been adjourned again to provide the Fund with additional time to solicit proxies from its unitholders to achieve a quorum at the Meeting.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE UNITHOLDERS VOTE ON THE PROXY CARD: (1) “FOR” PROPOSAL 1 TO ELECT THE TWO DIRECTOR NOMINEES UP FOR ELECTION AS DIRECTORS OF THE FUND. THIS PROPOSAL IS DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

The record date for the adjourned Meeting remains July 6, 2023. Unitholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Unitholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

If you have any questions or require any assistance with voting your Units, or if you need additional copies of the proxy materials, please contact Banco Popular de Puerto Rico, Trust Division, at 209 Munoz Rivera Avenue, Popular Center North Building, 4th Floor, San Juan, Puerto Rico 00918 or telephone number (787) 751-5452.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Unitholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2023, as supplemented by this Amendment No. 1 (“Amendment No. 1”, and as amended and supplemented the “Proxy Statement”), any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

In San Juan, Puerto Rico, this 25th day of August, 2023.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary